UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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Melinta Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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To the Stockholders of Melinta Therapeutics, Inc.:
You are cordially invited to attend the 2019 annual meeting of the stockholders, or the 2019 Annual Meeting, of Melinta Therapeutics, Inc., a Delaware corporation, or Melinta, which will be held at 9:00 a.m. local time on June 10, 2019, at the Westin Governor Morris, in Morristown, New Jersey, unless postponed or adjourned to a later date.
At the 2019 Annual Meeting, Melinta will ask its stockholders to consider and vote upon the following proposals:
1. To elect three Class II directors for a three-year term expiring in 2022.
2. To approve, on a non-binding advisory basis, Melinta’s 2018 executive compensation.
3. To ratify the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
We will also transact such other business as may properly come before the 2019 Annual Meeting or any adjournment or postponement thereof.
After careful consideration, Melinta’s board of directors unanimously recommends that stockholders vote “FOR” the election of the three Class II nominees for election to the board of directors of Melinta for a three-year term, “FOR” Melinta’s 2018 executive compensation, and “FOR” the ratification of the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
More information about Melinta and the proposals to be voted on at the 2019 Annual Meeting are contained in the accompanying proxy statement. Melinta urges you to read the proxy statement carefully and in its entirety.
Your vote is important. Whether or not you expect to attend the 2019 Annual Meeting in person, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the 2019 Annual Meeting.
Melinta is excited about its future opportunities, and we thank you for your consideration and continued support.
Yours sincerely,

John H. Johnson
President and Chief Executive Officer
This proxy statement is dated April 26, 2019, and is first being mailed to stockholders on or about May 1, 2019.

44 WHIPPANY ROAD, MORRISTOWN, NEW JERSEY 07963
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2019
To the Stockholders of Melinta Therapeutics, Inc.:
The 2019 Annual Meeting of the stockholders, or the 2019 Annual Meeting, of Melinta Therapeutics, Inc., or Melinta, will be held at 9:00 a.m. local time on June 10, 2019, at the Westin Governor Morris, in Morristown, New Jersey, to consider and act upon the following matters:
1. To elect three Class II directors for a three-year term expiring in 2022.
2. To approve, on a non-binding advisory basis, Melinta’s 2018 executive compensation.
3. To ratify the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
We will also transact such other business as may properly come before the 2019 Annual Meeting or any adjournment or postponement thereof.
Melinta common stock is the only type of security entitled to vote at the 2019 Annual Meeting. The board of directors has fixed April 18, 2019, as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2019 Annual Meeting and any adjournment or postponement thereof. Only holders of record of shares of Melinta common stock at the close of business on the record date are entitled to notice of, and to vote at, the 2019 Annual Meeting. At the close of business on the record date, Melinta had 11,779,897 shares of common stock outstanding and entitled to vote at the 2019 Annual Meeting. Each holder of record of shares of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the 2019 Annual Meeting.
Your vote is important. The affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the 2019 Annual Meeting is required for approval of Proposal 2 and Proposal 3 above. Proposal 1, the election of the Class II directors, will be determined by a majority of the votes cast at the 2019 Annual Meeting, as further described herein.
Whether or not you plan to attend the 2019 Annual Meeting in person, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the 2019 Annual Meeting. If you date, sign and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of Proposals 1 through 4. If you attend the 2019 Annual Meeting, you may, upon your written request, withdraw your proxy and vote in person.
By Order of the Board of Directors of Melinta Therapeutics, Inc.

Peter J. Milligan
Secretary
April 26, 2019
Morristown, New Jersey

MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MELINTA STOCKHOLDERS VOTE “FOR” EACH PROPOSAL OUTLINED ABOVE.

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules thereunder, contains a notice of meeting with respect to the 2019 Annual Meeting, at which Melinta stockholders will consider and vote on the proposals to elect three Class II directors for a three-year term expiring in 2022; to approve, on a non-binding advisory basis, Melinta’s 2018 executive compensation; to ratify the appointment of Deloitte & Touche LLP as Melinta’s registered public accounting firm for the fiscal year ending December 31, 2019; and to transact such other business as may properly come before the 2019 Annual Meeting or any adjournment or postponement thereof.
Additional business and financial information about Melinta can be found in documents previously filed by Melinta with the U.S. Securities and Exchange Commission, or the SEC. This information is available to you without charge at the SEC’s website at www.sec.gov.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2019:
In addition to receiving the proxy statement from Melinta in the mail or obtaining the information on the SEC’s website, Melinta stockholders will also be able to obtain the proxy statement, free of charge, from Melinta by requesting copies in writing using the following contact information:
MELINTA THERAPETUICS, INC.
Attn: Investor Relations
300 Tri-State International, Suite 272
Lincolnshire, IL, 60069
A copy of the proxy statement is also available, free of charge, at www.investorvote.com/MLNT and under the Investor Relations-section of Melinta’s website at www.melinta.com.
You may also request additional copies from our proxy solicitor, Georgeson, LLC, or Georgeson, using the following contact information:
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
(800) 905-7281
IF YOU WOULD LIKE TO REQUEST MATERIALS, PLEASE DO SO BY JUNE 6, 2019 IN ORDER TO RECEIVE THEM BEFORE THE 2019 ANNUAL MEETING.
See “Where You Can Find More Information” beginning on page 28 of this proxy statement.
Except as otherwise specifically noted in this proxy statement “Melinta,” “we,” “our,” “us,” the “Company” and similar words refer to Melinta Therapeutics, Inc., including, in certain cases, our subsidiaries.

i

QUESTIONS AND ANSWERS ABOUT THE 2019 Annual Meeting
The following section provides answers to frequently asked questions about the 2019 Annual Meeting. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a stockholder. For a more complete response to these questions and for additional information, please refer to the cross-referenced pages below. You should carefully read this entire proxy statement, including each of the Annexes attached hereto.

Q:	Why am I receiving this proxy statement?

A:
You are receiving this proxy statement because you have been identified as a stockholder of Melinta as of the record date, and thus you are entitled to vote at Melinta’s 2019 Annual Meeting. This document serves as a proxy statement used to solicit proxies for the 2019 Annual Meeting. This document contains important information about the 2019 Annual Meeting of Melinta, and you should read it carefully.

Q:	When and where is the 2019 Annual Meeting?

A:	The 2019 Annual Meeting will be held on June 10, 2019, at 9:00 a.m., local time, at the Westin Governor Morris, located at 2 Speedwell Avenue, Morristown, New Jersey.

Q:	Who is entitled to vote at the 2019 Annual Meeting?
Only stockholders of record as of the close of business on April 18, 2019, or the record date, will be entitled to vote at the 2019 Annual Meeting. As of the close of business on the record date, there were 11,779,897 shares of Melinta common stock issued and outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of Melinta common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

Q:	What proposals will be considered at the 2019 Annual Meeting?

A:	At the 2019 Annual Meeting, you will be asked to consider and vote on the following proposals:

1.	a proposal to elect three Class II directors for a three-year term expiring in 2022;

2.	a proposal to approve, on a non-binding advisory basis, Melinta’s 2018 executive compensation; and

3.	a proposal to ratify the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Q:	How does Melinta’s board of directors recommend that Melinta stockholders vote?

A:	After careful consideration, Melinta’s board of directors unanimously recommends that Melinta stockholders vote:

1.	FOR Proposal 1 to elect three Class II directors for a three-year term expiring in 2022;

2.	FOR Proposal 2 to approve, on a non-binding advisory basis, Melinta’s 2018 executive compensation; and

3.	FOR Proposal 3 to ratify the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Q:	May I vote in person?

A:
If you are a stockholder of Melinta and your shares of Melinta common stock are registered directly in your name with Melinta’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the proxy materials and proxy card are being sent directly to you by Melinta. If you are a Melinta stockholder of record, you may attend the 2019 Annual Meeting to be held on June 10, 2019, and vote your shares in person, rather than signing and returning your proxy.

If your shares of Melinta common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you together with a voting instruction card by such bank, broker or other nominee. As the beneficial owner, you are also invited to attend the 2019 Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2019 Annual Meeting unless you obtain a proxy from your broker issued in your name giving you the right to vote the shares at the 2019 Annual Meeting.

Q:	If my Melinta shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters, as discussed further below. Your broker will not be able to vote your shares of Melinta common stock without specific instructions from you for “non-routine” matters.

If your shares are held by your broker or other agent as your nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares.

Q:	What are “broker non-votes”?

A:
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” “Broker non-votes” occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Since brokers are permitted to vote on “routine” matters without instructions from the beneficial owner, “broker non-votes” do not occur with respect to “routine” matters. Proposal 1 to elect three Class II directors, and Proposal 2 to approve, on a non-binding advisory basis, Melinta’s 2018 executive compensation are “non-routine matters.” Proposal 3 to ratify the appointment of Deloitte & Touche LLP as Melinta’s registered public accounting firm for the fiscal year ending December 31, 2019, is a routine matter. However, when a matter to be voted on is the subject of a contested solicitation, banks, brokers and other nominees do not have discretion to vote your shares with respect to any proposal to be voted on.

Q:	How do I cast my vote if I am a stockholder of record?

A:
If you are a stockholder with shares registered in your name with Melinta’s transfer agent, Computershare Trust Company, N.A., on the record date, you may vote in person at the 2019 Annual Meeting or vote by proxy by telephone or internet or by mail. Whether or not you plan to attend the 2019 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2019 Annual Meeting and vote in person even if you have already voted by proxy. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The 2019 Annual Meeting-Voting Procedures” beginning on page 5.

To vote in person. You may attend the 2019 Annual Meeting and Melinta will give you a ballot when you arrive. If you need directions to the meeting, please refer to page 29 of this proxy statement.
To vote by proxy by telephone or internet. If you have telephone or internet access, you may submit your proxy by following the instructions provided in this proxy statement, or by following the instructions provided with your proxy materials and on the enclosed proxy card or voting instruction card.
To vote by proxy by mail. You may submit your proxy by mail by completing and signing the enclosed proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Q:	How do I cast my vote if I am a beneficial owner of shares registered in the name of my broker or bank?
If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Melinta. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote in person at the 2019 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of Melinta common stock you hold as of the record date.

Q:	What if I return a proxy card but do not make specific choices?

A:
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of three Class II directors, “FOR” the approval of Melinta’s 2018 executive compensation, and “FOR” the appointment of Deloitte & Touche LLP as Melinta’s registered public accounting firm for the fiscal year ending December 31, 2019.

Q:	What other matters may arise at the 2019 Annual Meeting?

A:
Other than the proposals described in this proxy statement, Melinta does not expect any other matters to be presented for a vote at the 2019 Annual Meeting. If any other matter is properly brought before the 2019 Annual Meeting, your proxy gives authority to the individuals named on your proxy card to vote on such matters in their discretion.

Q:	What constitutes a quorum for purposes of the 2019 Annual Meeting?

A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the issued and outstanding shares entitled to vote are present or represented by proxy at the 2019 Annual Meeting. On the record date, there were 11,779,897 shares of Melinta common stock issued and outstanding and entitled to vote. Accordingly, the holders of 5,889,949 shares must be present at the 2019 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2019 Annual Meeting only if you vote in person at the meeting, you submit a valid proxy vote or your broker, bank, dealer or similar organization submits a valid proxy vote.

Q:	How many votes are needed to approve each proposal?

A:	The following votes are required to approve each proposal:
Proposal 1-To elect three Class II directors for a three-year term expiring in 2022. The election of directors will be determined by a majority of the votes cast at the meeting, as further described herein.
Proposal 2-To approve, on a non-binding advisory basis, Melinta’s 2018 executive compensation. “FOR” votes from the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the 2019 Annual Meeting are required to approve this proposal.
Proposal 3-To ratify the appointment of Deloitte & Touche LLP as Melinta’s registered public accounting firm for the fiscal year ending December 31, 2019. “FOR” votes from the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the 2019 Annual Meeting are required to approve this proposal.

Q:	May I change my vote after I have submitted a proxy or provided proxy instructions?

A:
Any Melinta stockholder of record voting by proxy has the right to revoke their proxy at any time before the polls close at the 2019 Annual Meeting by sending a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of Melinta; by providing a duly executed proxy card bearing a later date than the proxy being revoked; or by attending the 2019 Annual Meeting and voting in person. Attendance alone at the 2019 Annual Meeting will not revoke a proxy. If a stockholder of Melinta has instructed a broker to vote its shares of Melinta common stock that are held in “street name,” the stockholder must follow directions received from its broker to change those instructions.

Q:	Can I access these proxy materials on the Internet?

A:
Yes. The Notice of Annual Meeting, this proxy statement and Melinta’s Annual Report on Form 10-K for the year ended December 31, 2018, are available for viewing, printing, and downloading at www.investorvote.com/MLNT. All materials will remain posted on www.investorvote.com/MLNT at least until the conclusion of the meeting.

The Notice of Annual Meeting, this proxy statement and Melinta’s Annual Report on Form 10-K for the year ended December 31, 2018 are also available, free of charge, in PDF and HTML format under the Investor Relations section of Melinta’s website at www.Melinta.com and will remain posted on such website at least until the conclusion of the meeting.

Q:	Where can I find the voting results of the meeting?

A:	Melinta will announce the preliminary voting results at the meeting. Melinta will publish the results in a Form 8-K filed with the SEC within four business days of the meeting.

Q:	What do I need to do now?

A:
You are urged to read this proxy statement carefully and to consider how the proposals affect you. If your shares are registered directly in your name, you may complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope. Alternatively, you can vote by proxy by telephone or internet, deliver your completed proxy card in person or vote by completing a ballot in person at the 2019 Annual Meeting.

Q:	Who is paying for this proxy solicitation?

A:
Melinta will bear the cost of soliciting proxies, including the printing, mailing and filing of this proxy statement, the proxy card and any additional information furnished to Melinta stockholders. Melinta has engaged Georgeson, LLC, a proxy solicitation firm, to solicit proxies from Melinta stockholders. Arrangements will also be made with banks, brokers, nominees, custodians and fiduciaries who are record holders of Melinta common stock for the forwarding of solicitation materials to the beneficial owners of Melinta common stock. Melinta will, upon request, reimburse these banks, brokers, nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Q:	Who can provide me with additional information and help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposals being considered at the 2019 Annual Meeting, including the procedures for voting your shares, you should contact Georgeson, Melinta’s proxy solicitor, by telephone at (800) 905-7281.

THE 2019 ANNUAL MEETING
Melinta is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by Melinta’s board of directors for use at the 2019 Annual Meeting and at any adjournments or postponements thereof.
Date, Time and Place
The 2019 Annual Meeting will be held at 9:00 a.m. local time, on June 10, 2019, at the Westin Governor Morris, located at 2 Speedwell Avenue, Morristown, New Jersey.
If you are a holder of record and plan to attend the 2019 Annual Meeting, please bring your proxy or a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in “street name,” you must get a proxy in your name from the registered holder.
Purposes of the 2019 Annual Meeting
The purposes of the 2019 Annual Meeting are to consider and act upon the following matters:
1. To elect three Class II directors for a three-year term expiring in 2022;
2. To approve, on a non-binding advisory basis, Melinta’s 2018 executive compensation; and
3. To ratify the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
Recommendation of Melinta’s Board of Directors
After careful consideration, Melinta’s board of directors unanimously recommends that Melinta stockholders vote:

1.	FOR Proposal 1 to elect three Class II directors for a three-year term expiring in 2022;

2.	FOR Proposal 2 to approve, on a non-binding advisory basis, Melinta’s 2018 executive compensation; and

3.	FOR Proposal 3 to ratify the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
Record Date and Stockholders Entitled to Vote
Only holders of record of shares of Melinta common stock at the close of business on April 18, 2019, the record date for the 2019 Annual Meeting, are entitled to vote the shares of Melinta common stock they held on the record date at the 2019 Annual Meeting. At the close of business on the record date, there were 11,779,897 shares of common stock outstanding and entitled to vote at the 2019 Annual Meeting. Each holder of record is entitled to one vote for each share of Melinta common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.
Voting Procedures
If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	via the internet by accessing the proxy materials on the secure website, www.investorvote.com/MLNT, and following the voting instructions on that website;

•	via telephone by calling toll free 1-800-652-8683 in the United States or 1-416-981-9633 outside the United States and following the recorded instructions; or

•	by completing, dating, signing and returning the enclosed proxy card.
The internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the internet or telephone must be completed by 1:00 a.m., Eastern time on June 10, 2019. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by Melinta’s board of directors.
Melinta is not aware of any other matters to be presented at the meeting except for those described in this proxy statement. If any matters not described in this proxy statement are presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your proxyholder may vote your shares on the new meeting date as well, unless you revoke your proxy instructions before then.
Whether or not you plan to attend the 2019 Annual Meeting in person, please vote as soon as possible to ensure your vote is counted.
Revoking Your Proxy Instructions
If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

•
Filing a written notice of revocation bearing a later date than the proxy with Melinta’s Corporate Secretary at 300 Tri-State International Suite 272, Lincolnshire, IL, 60069, Attn: Investor Relations at or before the taking of the vote at the meeting;

•
Duly executing a later-dated proxy relating to the same shares and delivering it to Melinta’s Corporate Secretary at 300 Tri-State International Suite 272, Lincolnshire, IL, 60069, Attn: Investor Relations at or before the taking of the vote at the meeting; or

•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).
If you are a beneficial owner of shares held in “street name,” you may submit new voting instructions by contacting your bank, broker, nominee or trustee. You may also vote in person at the meeting if you obtain a legal proxy from them.
Counting Votes
Consistent with state law and Melinta’s bylaws, the presence, in person or by proxy, of at least a majority of the shares outstanding and entitled to vote at the meeting will constitute a quorum for purposes of voting on a particular matter at the meeting. On the record date, there were 11,779,897 shares of common stock outstanding and entitled to vote. Accordingly, the holders of 5,889,949 shares must be present at the 2019 Annual Meeting to have a quorum.
Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. If there is no quorum, the chairperson of the meeting or any officer entitled to preside at or to act as secretary of the meeting may adjourn the 2019 Annual Meeting to another date.
Assuming the presence of a quorum at the meeting:

•
The election of directors will be determined by a majority of the votes cast at the meeting. For this purpose, a majority of votes cast means that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “AGAINST” a director’s election and shall exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. A contested election means any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Withheld votes and “broker non-votes,” if any, are not treated as votes cast, and therefore will have no effect on the outcome of this proposal.

•
The approval of the compensation of Melinta’s named executive officers (as defined on page 13 of this proxy statement) requires the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the 2019 Annual Meeting. An abstention will have the same effect as a vote against the approval of this proposal. A “broker non-vote” will have no effect on the outcome of this proposal as it is a non-routine matter and therefore not entitled to vote on the matter. Further, because your vote on the ratification of compensation of Melinta’s named executive officers is advisory, it will not be binding on Melinta’s board of directors or Melinta. However, Melinta’s board of directors and the compensation committee of Melinta’s board of directors, or the Compensation Committee, will consider the outcome of the vote when making future decisions regarding the compensation of the named executive officers.

•
The approval of the ratification of the appointment of Melinta’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the 2019 Annual Meeting. An abstention will have the same effect as a vote against the approval of this proposal. Because this is a “routine” matter for which brokers are entitled to vote, “broker non-votes” will not exist as to this proposal. Further, because your vote on the ratification of the appointment of Melinta’s independent registered public accounting firm is advisory, it will not be binding on Melinta’s board of directors or Melinta. However, Melinta’s board of directors and the audit committee of Melinta’s board of directors, or the Audit Committee, will consider the outcome of the vote when making future decisions regarding the selection of Melinta’s independent registered public accounting firm.
With respect to “routine” matters, such as the ratification of the selection of Melinta’s independent registered public accounting firm, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations, or the SRO rules, including NASDAQ, to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters.
With respect to “non-routine” matters, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, ABSTAINING or WITHHELD FROM with respect to such non-routine matters.
In summary, if you do not vote your proxy, your bank, brokerage firm, or other nominee may either:

•	vote your shares on routine matters and cast a “broker non-vote” on non-routine matters; or

•	leave your shares unvoted altogether.
Melinta encourages you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the meeting.
No Dissenters’ Rights or Appraisal Rights
Holders of Melinta common stock will not be entitled to any dissenters’ rights or appraisal rights with respect to any of the proposals to be voted on at the 2019 Annual Meeting.
Solicitation of Proxies
Melinta will pay the cost of this proxy solicitation. You will need to obtain your own internet access if you choose to access the proxy materials and/or vote over the internet. In addition to soliciting proxies by mail, Melinta’s directors, executive officers and employees might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. Melinta has engaged Georgeson to assist Melinta in the distribution of proxy materials and the solicitation of votes described above for a fee of approximately $15,000, plus additional fees based on the amount and types of services rendered and reimbursement of reasonable expenses. Melinta will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.
Adjournments and Postponements
The 2019 Annual Meeting may be adjourned, recessed or postponed if a quorum is not present.
If the time, date and place of an adjourned meeting are announced at the original convening of the 2019 Annual Meeting, no notice of an adjourned meeting need be given unless, after the adjournment, a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At any subsequent reconvening of the 2019 Annual Meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the original meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the 2019 Annual Meeting, except for any proxies that have been validly revoked or withdrawn prior to the reconvened meeting.
Voting by Melinta’s Directors, Executive Officers and Principal Stockholders
As of the close of business on the record date for the 2019 Annual Meeting, Melinta’s directors and executive officers beneficially owned, in the aggregate, 3,779,963 shares of Melinta common stock (excluding shares underlying our convertible loans and warrants which, unless converted, are not entitled to vote), or collectively approximately 31.2% of the issued and outstanding shares of Melinta common stock.
Assistance
If you need assistance in completing your enclosed proxy card or have questions regarding the 2019 Annual Meeting, please contact Georgeson, which is acting as Melinta’s proxy solicitation agent, toll free at (800) 905-7281.

MATTERS BEING SUBMITTED TO A VOTE OF MELINTA STOCKHOLDERS

PROPOSAL 1: ELECTION OF CLASS II DIRECTORS
Melinta’s bylaws currently provide that the number of directors constituting Melinta’s board of directors shall be not less than five nor more than nine. Melinta’s board of directors may establish the number of directors within this range. There are eight directors presently serving on Melinta’s board of directors, and three Class II directors are to be elected at the 2019 Annual Meeting.
Melinta’s board of directors is divided into three classes, each class as nearly equal in number as practicable. Each year, one class is elected to serve for three years. At the 2019 Annual Meeting, three Class II directors will be elected for a term of three years, expiring in 2022, or until their successors are elected and qualified. The Class II directors standing for re-election in 2019 and their respective biographical summaries are listed below.
Voting by Proxyholder
Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. If you are a stockholder of record, unless you mark your proxy card to withhold authority to vote, your common stock will be voted for the election of the nominees named in this proxy statement. Each nominee has agreed to serve and Melinta expects that each of the nominees will be able to serve if elected. However, if any nominee is unavailable for election, your proxyholder may vote your common stock to elect a substitute nominee proposed by Melinta’s board of directors.
If you are a beneficial owner of shares held in “street name” and you do not provide your broker with voting instructions, under the SRO rules governing brokers, your broker may not vote your shares on the election of directors.
Nominees
Melinta’s board of directors proposes the three Class II nominees listed below for election to the board of directors of Melinta for a three-year term.
Class II Director Nominees with Terms Expiring in 2022

Name	Age	Director Since	Position(s) with Melinta
James J. Galeota, Jr.	53	November 2017	Director
Thomas P. Koestler, Ph.D.	67	November 2017	Director
David Zaccardelli, Pharm.D.	54	August 2016	Director
Class II Director Nominees
James J. Galeota, Jr. Mr. Galeota has served as a member of the Company’s board of directors since November 2017. Mr. Galeota served as the president and chief operating officer of G&W Laboratories from 2016 until January 2019. From 1988 to 2016 Mr. Galeota served in many diverse positions at Merck & Co., Inc., where he was most recently chief strategy & business development officer and president, emerging businesses. From 2011 to 2016 he was president of hospital & specialty care at Merck and, from 2009 to 2011, he served as senior vice president of global human health strategy and business development. Mr. Galeota started his career in Merck’s commercial organization, where he held various US and global leadership positions and led numerous brands and key product launches across a variety of therapeutic areas. Mr. Galeota holds a Bachelor of Science degree in biology from Villanova University and is a graduate of Harvard Business School’s Advanced Management Program. Mr. Galeota has served on the board of Assertio Therapeutics (NASDAQ: ASRT) since March 2019. He also serves on the boards of the Hackensack Meridian Health System, Harvard Business School Healthcare Alumni Association, and the New Jersey Symphony Orchestra. In addition, Mr. Galeota is a director at the JFK Health System and the Metuchen Edison Woodbridge YMCA. We believe that Mr. Galeota’s extensive experience in the pharmaceutical industry as a senior executive qualifies him to serve on our board of directors.
Thomas P. Koestler, Ph.D. Dr. Koestler has served as a member of the Company’s board of directors since November 2017. He has served as a consultant to Vatera Healthcare Partners LLC since January 2019. Dr. Koestler is also a member of the boards of directors of Momenta Pharmaceuticals Inc. (NASDAQ: MNTA) and ImmusanT, Inc. From March 2011 to April 2016, Dr. Koestler served as a member of the board of directors of Novo Nordisk A/S. Dr. Koestler served as an executive director of Vatera Holdings LLC, the former manager of Vatera Healthcare Partners LLC, from February 2010 through January 1, 2019. From 2006 to 2009, Dr. Koestler served as executive vice president of Schering Corporation and president of Schering-Plough Research Institute, the pharmaceutical research and development arm of Schering-Plough Corporation, and served as executive vice president, global development, of Schering-Plough Research Institute from 2005 to 2006, and executive vice president of Schering-Plough Research Institute from 2003 to 2005. Before joining Schering-Plough, Dr.

Koestler served as senior vice president and head of global regulatory affairs for Pharmacia Corporation from 2001 to 2003. Before that, Dr. Koestler was senior vice president and global head, drug regulatory affairs, compliance assurance, clinical safety and epidemiology for Novartis. Dr. Koestler received his B.S. from Daemen College and his Ph.D. in Medicine and Pathology from SUNY Buffalo, Roswell Park Memorial Institute.
David Zaccardelli, Pharm.D. Dr. Zaccardelli has served on the Company’s board of directors since August 2016. Since December 2018, Dr. Zaccardelli has been the president and chief executive officer of Dova Pharmaceuticals Inc (NASDAQ: DOVA) and was acting chief executive officer of Cempra, Inc., from December 2016 until November 2017. From 2004 until 2016, Dr. Zaccardelli served in several senior management roles at United Therapeutics Corporation, including chief operating officer, chief manufacturing officer and executive vice president, pharmaceutical development and operations. Prior to joining United Therapeutics, Dr. Zaccardelli founded and led a startup company focused on contract pharmaceutical development services, from 1997 through 2003. From 1988 to 1996, Dr. Zaccardelli worked at Burroughs Wellcome & Co. and Glaxo Wellcome, Inc. in a variety of clinical research positions. He also served as director of clinical and scientific affairs for Bausch & Lomb Pharmaceuticals from 1996 to 1997. Dr. Zaccardelli currently serves on the board of directors of Evecxia, Inc. and CoreRx, Inc., both privately held companies. Dr. Zaccardelli received a Pharm.D. from the University of Michigan. Among other experience, qualifications, attributes and skills, Dr. Zaccardelli’s experience in the pharmaceutical industry led to the conclusion of Melinta’s board of directors that he should serve as a director of Melinta in light of Melinta’s business and structure.
Required Vote; Recommendation of Board of Directors
Directors are elected by a majority of the votes cast at the annual meeting. For this purpose, a majority of votes cast means that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “AGAINST” a director’s election and shall exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. A contested election means any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Withheld votes and “broker non-votes” will have no effect on the outcome of this proposal.
MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MELINTA STOCKHOLDERS VOTE “FOR” PROPOSAL 1 TO ELECT THE THREE CLASS II NOMINEES FOR ELECTION TO MELINTA’S BOARD OF DIRECTORS FOR A THREE-YEAR TERM.
Other Directors Not Up for Re-election at this Meeting
Class I Directors with Terms Expiring in 2021

Name	Age	Director Since	Position(s) with Melinta
David Gill	64	April 2012	Director
John H. Johnson	61	June 2009	Chief Executive Officer and Director
Class III Directors with Terms Expiring in 2020

Name	Age	Director Since	Position(s) with Melinta
Kevin T. Ferro	48	November 2017	Chairman of the Board of Directors
Bruce L. Downey	71	October 2018	Director
Garheng Kong, M.D., Ph.D.(1)	43	September 2006	Director

(1)
On April 29, 2019, Dr. Kong informed the Company of his decision to resign from the board of directors of the Company as of June 11, 2019.  Dr. Kong’s resignation was to pursue other professional endeavors and not the result of any disagreement with the operations, policies, or practices of the Company.

David Gill. Mr. Gill joined the Company’s board of directors in April 2012. Mr. Gill served as chief financial officer of EndoChoice Holdings, Inc., a publicly traded medical device company from August 2014 to November 2016, and as president and chief financial officer from March 2016 to November 2016, when the company was acquired. He served as the chief financial officer of INC Research Holdings Inc., now known as Syneos Health, a clinical research organization, from February 2011 to August 2013, after having served as a board member and its audit committee chairman from 2007 to 2010. He currently serves as a director of Histogenics Corporation (NASDAQ: HSGX), a regenerative medicine company, Evolus, Inc. (NASDAQ: EOLS), an aesthetics company, YmAbs Therapeutics (NASDAQ: YMAB), an immuno-oncology company, and Strata Skin Sciences (NASDAQ: SSKN).  Earlier in his career, Mr. Gill served in a variety of senior executive leadership roles for several medical device and information technology companies, including TransEnterix Inc., NxStage Medical, CTI Molecular Imaging, Inc., Interland Inc., Novoste Corporation and Dornier Medical. Mr. Gill holds a B.S. degree in Accounting from Wake Forest University and an M.B.A. degree from Emory University, and was formerly a certified public accountant. Among other experience, qualifications, attributes and skills, Mr. Gill’s education and experience in accounting and finance, and his service as an officer and as a director of various publicly traded companies led to the conclusion of Melinta’s board of directors that he should serve as a director of Melinta in light of Melinta’s business and structure.
John H. Johnson. Mr. Johnson has served as our chief executive officer since February 2019 and interim chief executive officer from October 2018 to February 2019. Mr. Johnson has also served on the Company’s board of directors since June 2009. He served as president and chief executive officer of Dendreon Corp., a publicly traded biotechnology company, from February 2012, became chairman in July 2013, and served as chairman until June 2014 and president and chief executive officer until August 2014. From 2011 to January 2012, Mr. Johnson served as the chief executive officer and a director of Savient Pharmaceuticals, Inc., a company that developed and commercialized specialty pharmaceuticals. Prior to that, Mr. Johnson held several executive roles at Eli Lilly and Company, including senior vice president at Eli Lilly, as well as president of Lilly Oncology, Eli Lilly’s oncology business unit from 2009 to 2011. From 2007 to 2009, Mr. Johnson was chief executive officer of ImClone Systems Incorporated, a biopharmaceutical development company, and was also a member of ImClone’s board of directors until it became a wholly owned subsidiary of Eli Lilly in 2008. From 2005 to 2007, Mr. Johnson served as company group chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit. Prior to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., Ortho‑McNeil Pharmaceutical Corporation and Pfizer, Inc. Mr. Johnson currently serves as the chairman of the board of Strongbridge Biopharma PLC (NASDAQ: SBBP), a global biopharmaceutical company, and as a director on the board of Portola Pharmaceuticals, Inc. (NASDAQ: PTLA), a biopharmaceutical company. Mr. Johnson also previously served as chairman of the board of Tranzyme, Inc., a member of board of directors of AVEO Pharmaceuticals, Inc., and former lead director of Sucampo Pharmaceuticals, Inc., until it was acquired by Mallinckrodt Pharmaceuticals. Mr. Johnson holds a B.S. in Education from East Stroudsburg University of Pennsylvania. Among other experience, qualifications, attributes and skills, Mr. Johnson’s leadership roles in large pharmaceutical organizations led to the conclusion of Melinta’s board of directors that he should serve as a director of Melinta in light of the Company’s business and structure.
Kevin T. Ferro. Mr. Ferro has served as the chairman of the Company’s board of directors since November 2017. He has served as the chief executive officer and managing member of Vatera Capital Management LLC, the manager of Vatera Healthcare Partners LLC, since January 2019. Mr. Ferro serves as chairman of the board of ImmusanT, Inc., a biotechnology company. Beginning October 2012, Mr. Ferro served as a member of the board of directors for Pearl Therapeutics, Inc., and was chairman from December 2012 until its sale to AstraZeneca in June 2013, and he served as a member of the board of directors of Kos Pharmaceuticals, Inc. from 2004, until its sale to Abbott Laboratories in 2006. Prior to forming Vatera Capital Management, Mr. Ferro served as the chief executive officer, chief investment officer and managing member of Vatera Holdings LLC, the former manager of Vatera Healthcare Partners LLC, from April 2007 through January 1, 2019. Mr. Ferro founded Ferro Capital LLC, an investment advisory firm, in 2001. Prior to that, Mr. Ferro was the Global Head of Alternative Investment Strategies for Commerzbank, one of Germany’s largest listed banks. Prior to Commerzbank, Mr. Ferro was a Vice President at D. E. Shaw & Co. LP. Mr. Ferro received an A.B. in Government from Harvard University.
Bruce L. Downey. Mr. Downey has been a director since October 2018. He has served as a partner at NewSpring Capital, a venture capital firm, since April 2009. Previously, Mr. Downey was chairman and chief executive officer of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company that operated in more than 30 countries worldwide and was acquired by Teva Pharmaceutical Industries Ltd. in 2008. Mr. Downey is a member of the board of directors of Cardinal Health, Inc. (NYSE: CAH), serving on the audit committee, is Non-Executive Chairman and a member of the board of directors of Momenta Pharmaceuticals, Inc. (NASDAQ: MNTA), serving on the audit and compensation committees, as well as privately held companies. Mr. Downey graduated with honors from Miami University in 1969 and received his law degree, cum laude, from The Ohio State University. Mr. Downey’s qualifications to sit on the board include his significant experience serving as a chief executive officer of a global generic pharmaceutical company that also had a substantial brand business and an active biologics research and development program, his years serving as a lawyer in private practice and his experience serving on other boards of directors in the biopharmaceutical industry.
Garheng Kong, M.D., Ph.D. Dr. Kong has served on the Company’s board of directors since September 2006. Dr. Kong has been the managing partner of HealthQuest Capital, a healthcare investment firm. He was a general partner at Sofinnova Ventures, a venture firm focused on life sciences, from September 2010 to December 2013. From 2000 to September 2010, he was at Intersouth Partners, a venture capital firm, most recently as a general partner, where he was a founding investor or board member for various life sciences ventures, several of which were acquired by large pharmaceutical companies. Dr. Kong has served on the board of directors of Avedro, Inc (NASDAQ: AVDR) since February 2019, Strongbridge BioPharma plc (NASDAQ: SBBP) since September 2015, Laboratory Corporation of America Holdings (NYSE: LH) since December 2013, and Alimera Sciences, Inc. (NASDAQ: ALIM) since October 2012. Dr. Kong holds a B.S. from Stanford University and an M.D., Ph.D. and M.B.A. from Duke University. Among other experience, qualifications, attributes and skills, Dr. Kong’s knowledge and experience in the venture capital industry and his medical training led to the conclusion of Melinta’s board of directors that he should serve as a director of Melinta in light of Melinta’s business and structure. On April 29, 2019, Dr. Kong informed the Company of his decision to resign from the board of directors of the Company as of June 11, 2019.  Dr. Kong’s resignation was to pursue other professional endeavors and not the result of any disagreement with the operations, policies, or practices of the Company.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
As part of its commitment to Melinta stockholders and in accordance with Section 14A of the Exchange Act, Melinta’s board of directors is submitting a say-on-pay proposal for stockholder consideration at the 2019 Annual Meeting. Melinta submits say-on-pay proposals for stockholder consideration annually and the next such stockholder advisory vote will be held at the 2020 annual meeting of stockholders.
Executive compensation is an important matter for stockholders. The core of Melinta’s executive compensation philosophy and practice continues to be to pay-for-performance. Executive officers are compensated in a manner consistent with Melinta’s strategy, competitive practice, sound corporate governance principles and stockholder interests and concerns. Melinta believes the compensation program is strongly aligned with the long-term interests of stockholders. Compensation of the executive officers is designed to enable Melinta to attract and retain talented and experienced senior executives to lead Melinta successfully in a competitive environment.
The compensation of the named executive officers is described in the Summary Compensation Table and the other related tables and disclosures starting on page 20 of this proxy statement.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of Melinta’s named executive officers. Accordingly, Melinta stockholders are being asked to indicate their support for the compensation of Melinta’s named executive officers as described in this proxy statement by approving the following advisory resolution:
“RESOLVED, that the Melinta Therapeutics, Inc. stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Summary Compensation Table for fiscal year 2018 and the other related tables and disclosures).”
As indicated above, the stockholder vote on this resolution will not be binding on Melinta or Melinta’s board of directors, and will not be construed as overruling any decision by Melinta or by Melinta’s board of directors. The vote will not be construed to create or imply any change to Melinta’s fiduciary duties or those of Melinta’s board of directors, or to create or imply any additional fiduciary duties for Melinta or Melinta’s board of directors. Although this advisory vote is non-binding, the Compensation Committee and the board of directors of Melinta will review and consider the voting results when making future decisions regarding Melinta’s executive compensation.
Voting by Proxyholder
Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted for the approval of Melinta’s 2018 executive compensation.
Required Vote; Recommendation
Ratification of the compensation of the named executive officers requires the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on such matter at the 2019 Annual Meeting. A “broker non-vote” will have no effect on the outcome of this proposal, while an abstention will have the same effect as a vote against the approval of this proposal.
MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MELINTA STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE, ON A NON-BINDING ADVISORY BASIS, MELINTA’S 2018 EXECUTIVE COMPENSATION.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
Pursuant to its charter, the Audit Committee has appointed the firm Deloitte & Touche LLP, Chicago, IL, or Deloitte, to serve as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2019. While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and Melinta’s board of directors are requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of the stockholders. If the stockholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment.
Representatives of Deloitte are expected to be present telephonically at the 2019 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Voting by Proxyholder
Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted for the ratification of the appointment of Deloitte as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
Required Vote; Recommendation
Ratification of the appointment of Deloitte as Melinta’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on such matter at the 2019 Annual Meeting. An abstention will have the same effect as a vote against the approval of this proposal. A “broker non-vote” will not exist as to this proposal.
MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MELINTA STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO APPROVE THE RATIFICATION OF DELOITTE’S APPOINTMENT AS INDEPENDENT ACCOUNTING FIRM.

MELINTA’S EXECUTIVE OFFICERS
As of April 26, 2019, our executive officers are John H. Johnson, our Chief Executive Officer, Sue Cammarata, M.D., our Chief Medical Officer, and Peter J. Milligan, our Chief Financial Officer. Information for each is provided below.

Name	Age (as of 4/30/19)	Business Experience For Last Five Years
John H. Johnson	61
Mr. Johnson served as our interim Chief Executive Officer from October 2018 to February 2019 and as our Chief Executive Officer since February 2019, and has served on the Company’s board of directors since June 2009. He became the Company's permanent CEO in February 2019. He served as president and chief executive officer of Dendreon Corp., a publicly traded biotechnology company (Nasdaq: DNDN), from February 2012, became chairman in July 2013, and served as chairman until June 2014 and president and chief executive officer until August 2014. He served as the chief executive officer and as a director of Savient Pharmaceuticals, Inc., a company that developed and commercialized specialty pharmaceuticals, from 2011 to January 2012. Mr. Johnson was senior vice president of Eli Lilly and Company (NYSE: LLY) and president of Lilly Oncology, Eli Lilly’s oncology business unit, from 2009 to 2011. From 2007 to 2009, Mr. Johnson was chief executive officer of ImClone Systems Incorporated, a biopharmaceutical development company, and was also a member of ImClone’s board of directors until it became a wholly owned subsidiary of Eli Lilly in 2008. From 2005 to 2007, Mr. Johnson served as company group chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit. Mr. Johnson served as chairman of the board of Tranzyme, Inc. (Nasdaq: TZYM), a publicly traded biopharmaceutical company, from December 2010 until July 2013. Mr. Johnson serves as the chairman of the board of Strongbridge Biopharma PLC (Nasdaq: SBBP), a global biopharmaceutical company, and also serves as lead independent director of Portola Pharmaceuticals, Inc. (Nasdaq: PTLA), a biopharmaceutical company, and Histogenics Corporation (Nasdaq: HSGX), a regenerative medicine company. Mr. Johnson also serves on the board of directors of Aveo Pharmaceuticals, Inc. (Nasdaq: AVEO), a biopharmaceutical company. Mr. Johnson holds a B.S. in Education from East Stroudsburg University of Pennsylvania.

Sue Cammarata, M.D.	62
Dr. Cammarata, current Executive Vice President and Chief Medical Officer of Melinta, has more than 20 years of clinical experience in the development, approval and launch of pharmaceuticals, including several anti-infective brands such as Cubicin (daptomycin) in the E.U., and Zyvox (linezolid) globally. Since joining Melinta in 2014, she has led the successful Phase 3 clinical development of Baxdela, which was approved by the FDA in June 2018, and is also responsible for medical affairs. Prior to joining Melinta, Dr. Cammarata served as vice president of clinical research at Shire HGT, where she was responsible for clinical development and post approval commitments for novel therapies in rare and orphan diseases. Earlier, she held several senior positions at Novartis, most recently as vice president and global program head for the company’s immunology and infectious disease franchises. In this role, she managed the integration of Chiron’s infectious disease portfolio after its acquisition by Novartis in 2006. In addition, she managed the E.U. approval process for Cubicin’s endocarditis and bacteremia indications. Before joining Novartis, Dr. Cammarata held several positions at Pharmacia Upjohn (later Pfizer, Inc.) where she was an integral member of the team that led the Phase 3 and subsequent global regulatory programs for Zyvox, a first-in-class antibiotic for gram-positive infections, including those resistant to vancomycin. Dr. Cammarata received her M.D. from Michigan State University, completed her residency in internal medicine and her fellowship in pulmonary and critical care medicine at Henry Ford Health Systems and was a pulmonary and critical care medicine specialist for several years in private practice before entering the pharmaceutical industry. Dr. Cammarata earned her B.S. in pharmacy from Purdue University.

Name	Age (as of 4/30/18)	Business Experience For Last Five Years

Peter J. Milligan	51
Mr. Milligan joined Melinta in 2018 as Chief Financial Officer. He is an accomplished executive and established corporate leader who brings nearly 30 years of financial leadership, with extensive experience in managing all aspects of corporate and operational financial matters, including numerous capital market transactions. Prior to joining Melinta he served as the Chief Financial Officer of G&W Laboratories, a privately held generic pharmaceutical company where he had oversight and leadership of all financial aspects of the company, including financial planning and analysis, accounting, internal control, treasury, and tax. Prior to that he was Senior Vice President and CFO of Exelis, Inc. (NYSE: XLS), a leading global defense and aerospace company effective with its 2011 spin-off from ITT through the sale of the business to Harris Corp in 2015. Prior to that he held various senior finance roles within ITT, Inc. He also spent over 10 years at AT&T in roles of increasing responsibility within their finance function. Peter holds a M.B.A. from New York University with a concentration in Finance and Economics and a B.B.A. in Accounting from Hofstra University.

AUDITOR AND AUDIT COMMITTEE MATTERS
Report of the Audit Committee
The Audit Committee has reviewed and discussed with management Melinta’s audited financial statements for the fiscal year ended December 31, 2018. The Audit Committee has discussed with Deloitte, Melinta’s independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee has also considered whether the provision of services other than the audit of Melinta’s financial statements were compatible with maintaining Deloitte & Touche LLP’s independence.
Based on the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to Melinta’s board of directors that the audited financial statements be included in Melinta’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.
All members of the Audit Committee are independent under SEC regulation and Section 5605(c)(2)(A) of the NASDAQ Marketplace Rules. The financial literacy requirements of the SEC require that each member of the Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and have financial sophistication in accordance with the NASDAQ Marketplace Rules. Melinta’s board of directors has determined that Mr. Gill qualifies as an audit committee financial expert.
The Audit Committee pre-approves the engagement of Melinta’s independent auditor to render any audit services to Melinta. The Audit Committee also pre-approves any other engagement of Melinta’s independent auditor, which is limited to specified permitted non-audit services on a case-by-case basis.

Submitted by:	THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
David Gill
James J. Galeota, Jr.
Bruce Downey
Fees Paid to the Independent Registered Public Accounting Firm
For the years ended December 31, 2017 and December 31, 2018, Deloitte performed professional services for us. The professional services provided by Deloitte and the fees billed for those services are set forth below.
Audit Fees
The aggregate fees billed by Deloitte for the audit of our annual financial statements for the fiscal years ended December 31, 2017 and 2018, were $2,236,000 and $2,457,000, respectively.
Audit-Related Fees
The aggregate fees billed by Deloitte for assurance and related services that were reasonably related to the audit or review of our financial statements for the fiscal years ended December 31, 2017 and 2018, were $203,000 and $0, respectively.
Tax Fees
No fees were billed by Deloitte for tax services for the fiscal years ended December 31, 2017 and 2018.
All Other Fees
No fees were billed by Deloitte for services other than those reported above for each of the fiscal years ended December 31, 2017 and 2018.

CORPORATE GOVERNANCE
Information About the Board of Directors and its Committees
Board Composition
Melinta’s board of directors currently consists of eight members. Melinta’s certificate of incorporation and bylaws provide for a classified board of directors, consisting of three classes as follows:

•	Class I, which consists of Mr. Gill and Mr. Johnson, and whose current terms will expire at the 2021 annual meeting of stockholders;

•	Class II, which consists of Mr. Galeota, Dr. Koestler and Dr. Zaccardelli, and whose current terms will expire at the 2019 Annual Meeting; and

•
Class III, which consists of Mr. Ferro, Dr. Kong and Mr. Downey, and whose current terms expire at the 2020 annual meeting of stockholders. (On April 29, 2019, Dr. Kong informed the Company of his decision to resign from the board of directors of the Company as of June 11, 2019.  Dr. Kong’s resignation was to pursue other professional endeavors and not the result of any disagreement with the operations, policies, or practices of the Company.)

Directors elected at this meeting and each subsequent annual meeting will be elected for three-year terms or until their successors are duly elected and qualified.
Melinta has historically separated the position of chairman of the board of directors, which position is currently held by independent director Kevin Ferro, and that of the Chief Executive Officer, which position is currently held by John Johnson, who is serving as Melinta’s President and Chief Executive Officer. While Melinta’s board of directors believes that separation of these positions has served Melinta well, and intends to maintain this separation where appropriate and practicable, Melinta’s board of directors does not believe that it is appropriate to prohibit one person from serving as both chairman and Chief Executive Officer.
Selection of Nominees for the Board of Directors
To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to Melinta and its stockholders; an inquisitive and objective perspective and mature judgment; availability to perform all board of director and committee responsibilities; and independence (other than in the case of Melinta’s Chief Executive Officer). In addition to these minimum requirements, the nominating and governance committee of the board of directors of Melinta, or the Nominating and Governance Committee, will also evaluate whether the nominee’s skills are complementary to the existing directors’ skills and Melinta’s board of directors’ need for operational, management, financial, international, industry-specific or other expertise. Melinta does not have a specific written policy with regard to the consideration of diversity in identifying director nominees. Melinta focuses on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of Melinta stockholders. All those matters being equal, Melinta does and will consider diversity a positive additional characteristic in potential nominees.
The Nominating and Governance Committee invites members of Melinta’s board of directors to submit nominations for director. In addition to candidates submitted by members of Melinta’s board of directors, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the following paragraph and will receive the same consideration that other nominees receive. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications and whether they will satisfy Melinta’s board of directors’ needs for specific expertise at that time. The Nominating and Governance Committee recommends to Melinta’s full board of directors nominees for election as directors at the annual meeting of stockholders.
Melinta’s bylaws permit any stockholder of record to nominate directors. You must give written notice of your intent to make nominations by personal delivery or by certified mail, postage prepaid, to the Melinta Secretary. Any such timely notice will be forwarded to the Nominating and Governance Committee. If the election is to be held at the annual meeting of stockholders, you must give your notice not more than 90 days nor less than 60 days before the meeting. If the election is to be held at a special meeting of stockholders called to elect directors, you must give your notice by the tenth business day following the date on which notice of the special meeting is first given to stockholders. Your notice must include the following: (1) your name and address, as they appear on the Melinta books, and the name and residence address of the persons to be nominated; (2) the class, series and number of all shares of the Company you beneficially own; (3) whether and the extent to which any hedging or other transaction or series of transactions have been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) have been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, yourself with respect to any share of stock of the Company; (4) a representation that you are a holder of record of stock of the Company entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (5) a description of all arrangements or understandings between yourself and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; (6) such other information regarding each nominee proposed as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Exchange Act including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors; and (7) the written consent of each nominee to be named in a proxy statement and to serve as director of the Company if so elected.
Director Independence
Our board of directors has undertaken a review of the independence of our directors and has determined that all directors except Mr. Johnson are independent within the meaning of Section 5605(a)(2) of the NASDAQ Marketplace Rules and the related rules applicable to the committees on which each director serves.
Board Committees
Our board of directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act consisting of Mr. Gill (Chair), Mr. Galeota, and Mr. Downey. Mr. Gill, Mr. Galeota, and Mr. Downey are each independent within the meaning of Section 5605(a)(2) of the NASDAQ Marketplace Rules and meet the additional test for independence for audit committee members imposed by the SEC, regulation S-K, and Section 5605(c)(2)(A) of the NASDAQ Marketplace Rules. The Compensation Committee consists of Mr. Galeota (Chair), Dr. Koestler, and Dr. Kong. The Nominating and Governance Committee consists of Dr. Koestler (Chair), Mr. Ferro, Dr. Kong, and Dr. Zaccardelli.
Each of the above-referenced committees operates pursuant to a formal written charter. The charters for these committees, which have been adopted by Melinta’s board of directors, contain a detailed description of the respective committee’s duties and responsibilities and are available on the Melinta website at www.melinta.com under the “Investor Relations-Corporate Governance” tab.
Audit Committee
The primary purpose of the Audit Committee is to assist Melinta’s board of directors in the oversight of the integrity of the accounting and financial reporting process, the audits of the Melinta consolidated financial statements, and Melinta’s compliance with legal and regulatory requirements. The Audit Committee is responsible for hiring the independent registered public accounting firm, reviewing and approving the planned scope of the annual audit and pre-approving all audit services and permissible non-audit services provided by the independent registered public accounting firm. Its role also includes meeting with management and the independent registered public accounting firm to review Melinta’s annual audited financial statements and quarterly financial statements. The Audit Committee monitors the integrity of Melinta’s financial statements, the performance of Melinta’s internal audit function and Melinta’s compliance with regulatory and legal requirements.
Compensation Committee
The primary purpose of the Compensation Committee is to assist Melinta’s board of directors in exercising its responsibilities relating to compensation of the executive officers and employees and to administer equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The Compensation Committee is responsible for reviewing and recommending to Melinta’s board of directors the compensation paid to directors, as well as designing and implementing compensation policies for key personnel, including executive officers and employees. Finally, the Compensation Committee has the authority to obtain, at Melinta’s expense, the advice and assistance of internal or external advisers, experts and others to assist the Compensation Committee.
Nominating and Governance Committee
The primary purpose of the Nominating and Governance Committee is to assist Melinta’s board of directors in promoting the best interests of Melinta and the Melinta stockholders through the implementation of sound corporate governance principles and practices. The Nominating and Governance Committee is also responsible for identifying and evaluating candidates to serve on Melinta’s board of directors, developing and recommending an annual self-evaluation process for Melinta’s board of directors and overseeing the self-evaluation process.
Information Regarding Meetings of the Board and Committees
The business of Melinta is under the general oversight of Melinta’s board of directors as provided by the laws of Delaware and Melinta’s bylaws. During the fiscal year ended December 31, 2018, Melinta’s board of directors held 20 meetings and also conducted business by written consent, the Audit Committee held seven meetings, the Compensation Committee held eight meetings and the Nominating and Governance Committee held three meetings. Each director during

2018 attended at least 75% of Melinta’s board of directors’ meetings and the meetings of the committee on which he or she served during his or her tenure as a member of the board and such committee. Mr. Ferro and Dr. Koestler did not attend meetings held with regard to the Vatera Loan Agreement, as defined herein, so as to avoid any conflict of interest because of their association with Vatera.
Melinta does not have a formal written policy with respect to the attendance of members of its board of directors at the annual meetings of stockholders. Mr. Wechsler was the only director who attended the 2018 annual meeting of stockholders.
Risk Oversight
Melinta’s board of directors is responsible for Melinta’s risk oversight and has delegated that role to the Audit Committee. In fulfilling that role, the Audit Committee focuses on general risk-management strategy, the most significant risks facing Melinta, and ensures that risk-mitigation strategies are implemented by management. The Compensation Committee oversees risks related to the compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on Melinta. The Nominating and Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. Each of the committees regularly reports to Melinta’s full board of directors as appropriate on its efforts at risk oversight, and will report any matter that rises to the level of a material or enterprise-level risk.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
With respect to reviewing and approving related-party transactions, the Audit Committee reviews related-party transactions for potential conflicts of interests or other improprieties. Under SEC rules, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds $120,000 annually, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and board membership. Our Audit Committee may approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to this committee or the full board of directors any potential conflict of interest, or personal interest in a transaction that our board of directors is considering. Our executive officers are required to disclose any related-party transaction to the Audit Committee. We also poll our directors on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Any director involved in a related-party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, we strive to ensure that the transaction is approved in advance and, if not approved in advance, it must be submitted for ratification as promptly as practical.
Mr. Ferro is Melinta’s non-executive Chairman of the Board. He has served as the chief executive officer and managing member of Vatera Capital Management LLC, the manager of Vatera Healthcare Partners LLC ("VHP"), since January 2019. Dr. Koestler, one of our directors, serves as a consultant to VHP.
Agreements with Vatera
The Company is party to a Second Amended and Restated Senior Subordinated Convertible Loan Agreement, dated February 22, 2019 (the “Vatera Loan Agreement”), with VHP and Vatera Investment Partners LLC (“VIP”) pursuant to which VHP committed to provide up to $100 million, and VIP committed to provide up to $35 million, of senior subordinated convertible loans (the “Vatera Convertible Loans”).  VHP funded $75 million of the Vatera Convertible Loans on February 22, 2019. Subject to the satisfaction (or waiver) of the conditions precedent set forth in the Vatera Loan Agreement, up to $25 million of additional Vatera Convertible Loans may be drawn in a single draw after March 31, 2019, but on or prior to June 30, 2019 and up to $35 million of additional Vatera Convertible Loans may be drawn in a single draw after June 30, 2019 but on or prior to July 10, 2019.  The maturity date of the Vatera Convertible Loans is January 6, 2025.
The Vatera Convertible Loans are convertible at the option of each lender into shares of convertible preferred stock of the Company at an initial conversion rate of 1.25 shares of preferred stock per $1,000 of Conversion Amount (as defined below), subject to adjustment as provided herein (the “Loan Conversion Rate”). The conversion price is equal to $1,000 divided by the Loan Conversion Rate or the Common Stock Conversion Rate (as defined below), as applicable (the “Conversion Price”). The preferred stock is further convertible at the option of each lender into shares of common stock of the Company at a rate of 100 shares of common stock per one share of preferred stock (the “Common Stock Conversion Rate”). At the option of a lender, the Vatera Convertible Loans are also directly convertible into common stock at an initial conversion rate equal to 125 shares of common stock per $1,000 of Conversion Amount (which is the Loan Conversion Rate multiplied by the Common Stock Conversion Rate), which conversion rate is equivalent to a Conversion Price of $8.00, subject to adjustments as described below. The preferred stock will be non-participating, convertible preferred stock, with no dividend rights (other than to participate in common stock dividends on the Company’s common stock on an as-converted basis) or voting rights, and is senior to the common stock upon liquidation (with a liquidation preference equal to the Conversion Amount for the converted loans, as it may thereafter be adjusted pursuant to the Certificate of Designations (plus, if applicable, the amount of any declared but unpaid dividends on such shares of preferred stock)).
The number of shares of preferred stock issuable upon conversion of the Vatera Convertible Loans is equal to (i) the Loan Conversion Rate multiplied by (ii) the aggregate principal amount of such Vatera Convertible Loans being converted (including any interest paid in kind that has been added to the principal balance of such Vatera Convertible Loans at the end of a fiscal quarter), plus any accrued and unpaid interest that is to be paid in kind at the end of the next fiscal quarter but has not yet been so paid, plus the portion of any Exit Fee (as defined below) attributable to the committed amount of the Vatera Convertible Loans being so converted (clause (ii), collectively, the “Conversion Amount”) divided by $1,000. The number of shares of common stock issuable upon the further conversion of the preferred stock will be equal to the Common Stock Conversion Rate multiplied by the number of shares of preferred stock.
The Loan Conversion Rate will be subject to increase in the event the lenders convert the Vatera Convertible Loans in connection with a “fundamental change” (defined in the Vatera Loan Agreement), based on a customary make-whole table set forth in the Vatera Loan Agreement with inputs relative to either the five-trading-day volume weighted average price of the common stock ending on, and including, the trading day immediately prior to the effective date of the fundamental change (or the date of the prepayment, as applicable) or the cash price paid per share of common stock in the transaction (the “Stock Price”). The maximum amount of additional shares that could be issued per $1,000 of the Conversion Amount under the make-

whole table is 0.4891 shares of preferred stock (48.91 shares of common stock). These shares would be in addition to those issuable as described in the second preceding paragraph, resulting in a total number of shares issuable upon conversion of 1.7391 shares of preferred stock (173.91 shares of common stock) per $1,000 of Conversion Amount.
An exit fee (the “Interim Exit Fee”) of 1% of the aggregate amount of Vatera Convertible Loans funded under the Vatera Loan Facility will be payable upon repayment or conversion of such funded amount (payable in preferred stock in the case of conversion). In addition, an exit fee (the “Final Exit Fee” and, together with the Interim Exit Fee, the “Exit Fee”) of 3% on the portion of the aggregate committed amount of Vatera Convertible Loans not drawn by the Company under the Vatera Loan Facility will be payable on any repayment in full or conversion in full of the Vatera Convertible Loans (payable in preferred stock in the case of conversion).
Upon the occurrence of a Change of Control (as defined in the Vatera Loan Agreement), the lenders have the right to either convert the Vatera Convertible Loans (as described above) or require payment in full at par plus accrued and unpaid interest. VHP, VIP or their respective affiliates may elect to continue to hold their Vatera Convertible Loans, subject to the following sentence, instead of converting the Vatera Convertible Loans or requiring payment in cash for such Vatera Convertible Loans. The Vatera Convertible Loans may be prepaid in whole or in part, together with accrued and unpaid interest thereon, at any time upon fifteen business days’ prior written notice, subject to the payment of (i) a 5% premium, plus a make-whole payment in the case of any such prepayment made on or prior to July 6, 2022, (ii) a 5% premium in the case of any such prepayment made after July 6, 2022, but on or prior to July 6, 2023, and (iii) a 4% premium in the case of any such prepayment made thereafter; provided, that, except for a prepayment in connection with a Change of Control or a fundamental change in which the consideration to be paid to the holders of outstanding common stock (other than shares held by VHP, VIP or their respective affiliates) consists solely of cash at a per share price in excess of the then current Conversion Price (determined based on the Common Stock Conversion Rate), no voluntary prepayment will be permitted if the volume-weighted average price of the common stock for the five trading days ending on and including the trading day immediately preceding the giving of the prepayment notice exceeds the then applicable Conversion Price (determined based on the Common Stock Conversion Rate). In the event the Company elects to prepay the Vatera Convertible Loans, the lenders will have the right, prior to such prepayment, to convert all or a portion of the Vatera Convertible Loans to be so prepaid at the Loan Conversion Rate that would apply as if such prepayment were a fundamental change, using the Stock Price applicable to such prepayment.
The description of the Vatera Loan Agreement and Vatera Convertible Loans contained herein is qualified in its entirety by the full text of the Vatera Loan Agreement, a copy of which is filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on February 25, 2019.
EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for Melinta’s executive officers who are named in the “Summary Compensation Table” below. As a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, Melinta is not required to include a Compensation Discussion and Analysis and has elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. Melinta’s named executive officers for the fiscal year ended December 31, 2018 were as follows:

•	John H. Johnson, our Chief Executive Officer

•	Sue K. Cammarata, M.D., our Executive Vice President and Chief Medical Officer

•	Erin Duffy, Ph.D., our Executive Vice President and Chief Scientific Officer

•	Daniel Wechsler, our former Chief Executive Officer
2018 Say-on-Pay Results
We take very seriously and take into consideration the input and feedback that we receive from our stockholders about our executive compensation program. At our 2018 annual meeting of stockholders, our say-on-pay proposal received support from 98% of the votes cast by our stockholders on the matter. Our Compensation Committee believes that the stockholders generally endorsed our existing compensation philosophy and principles.

Summary Compensation Table
The following table sets forth information concerning the compensation paid or accrued to the named executive officers in fiscal years 2018 and 2017.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
John H. Johnson(5)
Interim Chief Executive Officer	2018	189,970	—	140,000	327,256	—	—	657,226
Sue K. Cammarata, M.D.
Executive Vice President and	2018	443,186	78,001	—	432,437	—	11,000	964,624
Chief Medical Officer	2017	433,434	380,030	—	54,680	—	2,376	870,520
Erin Duffy, Ph.D.(6)
Executive Vice President and	2018	337,979	68,610	—	205,408	—	—	611,997
Chief Scientific Officer	2017	330,542	199,162	—	65,867	—	—	595,571
Daniel Wechsler(7)
Former President and	2018	453,933	88,517	—	810,820	—	1,442,500	2,795,770
Chief Executive Officer	2017	87,788	100,000	2,139,651	4,605,480	—	22,307	6,955,226

(1)
The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to our named executive officers during our fiscal years ended December 31, 2018 and 2017, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. See note 8 to our consolidated financial statements for the fiscal year ended December 31, 2018, for a discussion of the assumptions used to calculate these values.

(2)
The amounts reported in this column represent the aggregate grant date fair value of the stock option awards granted to our named executive officers during our fiscal years ended December 31, 2018 and 2017, calculated in accordance with FASB ASC Topic 718. See note 8 to our consolidated financial statements for the fiscal year ended December 31, 2018, for a discussion of the assumptions used to calculate these values.

(3)
The amounts reported in this column represent the bonuses earned by our named executive officers pursuant to our annual bonus program. For additional information regarding our annual bonus program, see “-Narrative to Summary Compensation Table-Annual Bonus Program.” All bonuses earned for 2018 were in respect of each individual’s service in 2018.

(4)	The amounts reported in this column represent the following for 2018:

•	A 401(k) matching contribution equal to $11,000 for Dr. Cammarata, and

•
In connection with his separation from the Company, severance payments equal to $1,415,700, and COBRA premiums equal to $28,800 for Mr. Wechsler in equal installments over 18 months following his separation.

(5)
Mr. Johnson was appointed as our interim Chief Executive Officer on October 18, 2018 and served in that position until he was appointed as our permanent Chief Executive Officer on February 22, 2019. Prior to such date, Mr. Johnson served as a non-employee member of our board of directors. In accordance with SEC regulations, only compensation information for the fiscal year in which Mr. Johnson became a named executive officer is included in the Summary Compensation Table. In addition, the amounts reported in this table do not reflect compensation earned by Mr. Johnson in respect of his service as a non-employee director prior to his appointment as interim Chief Executive Officer. The compensation earned by Mr. Johnson in respect of his service as a non-employee director is reported in the “Director Compensation” table below.

(6)	Dr. Duffy’s employment with the Company ended effective March 15, 2019.

(7)
Mr. Wechsler’s employment with the Company ended on October 15, 2018. For additional information regarding the payments and benefits paid in connection with his departure from the Company, please see “Potential Payments on Termination and Change in Control” below.

Narrative to Summary Compensation Table
Executive Employment Agreements
Certain of the compensation paid to the named executive officers reflected in the Summary Compensation Table was provided pursuant to employment agreements or letter agreements with us, which are summarized below. For a discussion of the potential payments and benefits that we would provide our currently employed named executive officers in connection with a termination of employment and/or a change in control of the Company and, with respect to our named executed officers who are no longer employed by us, the payments and benefits we have agreed to provide in connection with each executive’s respective termination of employment, please see “Potential Payments on Termination and Change in Control” below.
John H. Johnson. Mr. Johnson was appointed as our interim Chief Executive Officer on October 18, 2018. In connection with Mr. Johnson’s employment, the Company entered into an employment agreement on October 22, 2018, pursuant to which Mr. Johnson was entitled to a monthly salary of $78,650. The employment agreement had a six-month term, which was scheduled to automatically renew for successive one-month terms.
Pursuant to the terms of the employment agreement, Mr. Johnson was entitled to an initial grant of an option to purchase 30,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company's common stock as reported by the Nasdaq Global Market on the date of grant and a restricted stock unit award for 10,000 shares of Company common stock. The stock option grant vests and becomes exercisable in equal monthly installments over a period of 12 months from October 18, 2018 and the restricted stock unit grant will cliff vest and be settled on the 12-month anniversary of

October 18, 2019, subject to Mr. Johnson’s continued service with the Company through the applicable vesting date. Any then-remaining unvested portion of the equity grants will become fully vested upon the occurrence of a change in control. The restricted stock unit grant will participate in any dividends paid to stockholders of the Company during such vesting period, provided that the dividends on shares underlying unvested restricted stock units will be subject to the same vesting requirements as the underlying shares on which such dividends are paid, with the payment deferred and paid within ten days after such restricted stock units become vested.
On February 22, 2019, Mr. Johnson was appointed as our permanent Chief Executive Officer. In connection with his appointment, the Company entered into an employment agreement with him, which supersedes the employment agreement dated October 22, 2018. Pursuant to the terms of his new employment agreement, Mr. Johnson is entitled to an annual salary of $600,000, and will be eligible to earn an annual bonus with a target of 75% of his base salary and a maximum of 150% of his base salary. Mr. Johnson also received an award of 400,000 restricted stock units, which will vest in equal quarterly installments over the two-year period following February 22, 2019, subject to his continued employment. The restricted stock unit award will participate in any dividends paid to stockholders of the Company during such vesting period, provided that the dividends on shares underlying unvested restricted stock units will be subject to the same vesting requirements as the underlying shares on which such dividends are paid, with the dividend deferred and paid within 10 days after such restricted stock units become vested. in addition, Mr. Johnson has agreed not to voluntarily dispose of the shares acquired upon settlement of the restricted stock units (net of any applicable tax withholdings) until the earlier to occur of (x) February 22, 2022 and (y) the date his employment with the Company is terminated, provided, that if his employment is terminated by him for any reason or no reason, Mr. Johnson and the Company's board of directors will agree upon a liquidation plan with respect to such shares that does not extend beyond six months following the applicable termination date.
Sue K. Cammarata, M.D.; Erin Duffy, Ph.D. Under the terms of each of Drs. Cammarata’s, and Duffy’s offer letters, each executive is or was, as applicable, to be employed on an “at-will” basis. In 2018, Drs. Cammarata and Duffy earned a base salary of $446,437 and $340,458, respectively, and each was eligible to earn an annual bonus equal to 40% and 35%, respectively, of her base salary. Dr. Duffy's employment with the Company ended on March 15, 2019.
Outstanding Equity Awards at Fiscal Year-End 2018
The following table contains certain information concerning outstanding equity awards to acquire shares of our common stock held by each of our named executive officers as of December 31, 2018.

			Option awards					Stock awards
Name	Grant date		Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable (1)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
John H. Johnson (3)	10/26/2018	(3)	5,000	25,000	—	14.00	10/26/2028	—	—	—	—
	10/26/2018	(3)	—	—	—			10,000	39,635	—	—
	4/20/2018	(4)	1,213	606	—	37.25	4/20/2028	—	—	—	—
	4/20/2018	(5)	—	5,000	—	37.25	4/20/2028	—	—	—	—
	1/3/2017		600	—	—	75.00	1/2/2027	—	—	—	—
	1/1/2016		600	—	—	778.25	1/1/2026	—	—	—	—
	1/1/2015		600	—	—	587.75	1/1/2025	—	—	—	—
	1/8/2014		600	—	—	327.50	1/8/2024	—	—	—	—
	2/4/2013		600	—	—	169.75	2/4/2023	—	—	—	—
	3/20/2012		600	—	—	190.50	3/20/2022	—	—	—	—
	4/26/2010		267	—	—	52.25	7/28/2020	—	—	—	—
	8/10/2009		884	—	—	52.25	8/10/2019	—	—	—	—
Sue K. Cammarata, M.D. (4)	4/20/2018	(6)	—	16,000	—	37.25	4/20/2028	—	—	—	—
	8/8/2017	(6)	259	519		104.85	8/7/2027
	9/29/2015	(6)	2,459	351	—	181.25	9/28/2025	—	—	—	—
	9/1/2015	(6)	788	112	—	181.25	8/31/2025	—	—	—	—
	4/8/2014		2,205	—		137.60	4/7/2024
	12/17/2013		2,579	—	—	85.20	12/16/2023	—	—	—	—
Erin Duffy, Ph.D. (7)	4/20/2018	(6)	—	7,600	—	37.25	4/20/2028	—	—	—	—
	8/8/2017	(6)	312	625	—	104.85	8/7/2027
	9/1/2015	(6)	1,418	202	—	181.25	8/31/2025	—	—	—	—
	4/8/2014		3,970	—	—	137.60	4/7/2024	—	—	—	—
	12/17/2013		4,642	—	—	85.20	12/16/2023	—	—	—	—

(1)	All share amounts and exercise prices presented reflect the 1-for-5 reverse stock split effected on February 22, 2019.

(2)
The market value was determined based on the closing sale price per share of Melinta common stock on the Nasdaq Global Market on December 31, 2018, the last trading day of fiscal year 2018, which was $3.96.

(3)
The stock option granted to Mr. Johnson on October 26, 2018, will vest and become exercisable in equal monthly installments over a period of 12 months from October 18, 2018. The restricted stock unit granted to Mr. Johnson on October 26, 2018 will vest and be settled on October 18, 2019.

(4)
One-third of the stock options will vest and become exercisable on April 20, 2019. The remainder will vest and become exercisable in substantially equal monthly installments over a period of two years from April 20, 2019.

(5)	The stock options will vest and become exercisable on April 20, 2019.

(6)
The stock options will (or were scheduled to, as applicable) vest and become exercisable on the first anniversary of the date of grant, with the remaining stock options vesting in equal monthly installments over the three-year period thereafter, subject to the executive’s continued service with the Company through such date.

(7)	Any unvested stock options held by Dr. Duffy were forfeited on March 15, 2019 in connection with the termination of her employment with the company.
Potential Payments on Termination and Change of Control
The following summaries describe, with respect to our named executive officers, the potential payments and benefits that we would provide our currently employed named executive officers in connection with a termination of employment and/or a change in control of the Company and, with respect to our named executive officers who are no longer employed with us, the payments and benefits we have agreed to provide in connection with each executive’s respective termination of employment.
John H. Johnson. Under the terms of the employment agreement we entered into with Mr. Johnson on October 22, 2018, in connection with his appointment as our interim Chief Executive Officer, if the Company had terminated Mr. Johnson’s employment without cause in accordance with the terms of his employment agreement or if his employment was terminated on account of his death or disability, subject to Mr. Johnson’s (or his estate’s or legal representative’s) execution of a release of claims, he would have been entitled to receive from the Company (i) a lump sum payment equal to the salary which would have been paid from the termination date through the expiration of the then current term and (ii) reimbursement for a portion of his COBRA expenses for up to 18 months. In addition, if Mr. Johnson’s employment was terminated by us without cause at a time when he was no longer serving as a member of the Company’s board of directors or on account of his death or disability, subject to his (or his estate’s or legal representative’s) execution of a release of claims, he would have been entitled to full vesting, exercisability and non-forfeitability, as applicable, as of the termination date, of the stock options and restricted stock units granted in connection with his service as interim Chief Executive Officer. In addition, subject to Mr. Johnson’s continued service through such date (whether as an executive officer or a member of our board of directors), upon a change in control, each of the stock options and restricted stock units granted to Mr. Johnson concurrently with his appointment as our interim Chief Executive Officer would immediately become vested.
In connection with Mr. Johnson’s appointment as our permanent Chief Executive Officer, we entered into a new employment agreement with Mr. Johnson on February 22, 2019, which supersedes the employment agreement dated October 22, 2018.
Under the terms of Mr. Johnson’s new employment agreement, if the Company terminates Mr. Johnson’s employment without cause, or Mr. Johnson terminates his employment with the Company for good reason, in each case, in accordance with the terms of his employment agreement, subject to Mr. Johnson’s execution of a release of claims, Mr. Johnson is entitled to receive severance equal to: (i) an amount equal to one and one-half times his then annual base salary and target annual bonus (provided, such multiple will be equal to two, if the date of such termination occurs within three months prior to or 12 months following a change in control), payable in equal installments over 18 months in accordance with the Company’s payroll practices (provided, such amount will be paid in a lump sum if the date of such termination occurs within three months prior to or 12 months following a change in control); (ii) a pro-rata bonus for the year in which the termination occurs, based on actual performance; (iii) reimbursement for a portion of his COBRA expenses for up to 18 months (provided, such reimbursement period will be increased to up to 24 months, if permitted under applicable law, if such termination occurs within three months prior to or 12 months following a change in control); and (iv) accelerated vesting of any then outstanding equity awards held by Mr. Johnson (provided, that if such termination is by Mr. Johnson for good reason, such acceleration will be limited to the portion of the then unvested equity awards that would have vested during the 18-month period immediately following such termination of employment).
Under the terms of Mr. Johnson’s employment agreement, if his employment is terminated on account of his death or disability, subject to Mr. Johnson’s (or his estate’s or legal representative’s) execution of a release of claims, Mr. Johnson is entitled to receive from the Company (i) an amount equal to one and one-half times his then annual base salary and target annual bonus, payable in equal installments over 18 months in accordance with the Company’s payroll practices; (ii) a pro-rata bonus for the year in which the termination occurs, based on actual performance; (iii) reimbursement for a portion of his COBRA expenses for up to 18 months; and (iv) accelerated vesting of the then unvested equity awards that would have vested during the 18-month period immediately following such termination of employment. In addition, subject to Mr. Johnson’s continued service through such date (whether as an executive officer or a member of our board of directors), upon a change in control, all of the then unvested equity awards held by Mr. Johnson will immediately become vested.
Mr. Johnson also entered into an Employee Noncompetition, Nondisclosure and Developments Agreement pursuant to which he is subject to customary confidentiality restrictions that apply during his employment and indefinitely thereafter, an invention assignment provision, a covenant not to compete while employed with the Company and for 24 months following any termination of employment, and a covenant not to solicit the Company’s employees or customers while employed with the Company and for 18 months thereafter.
Sue K. Cammarata, M.D.; Erin Duffy, Ph.D. Each of Drs. Cammarata and Duffy entered into a severance agreement, pursuant to which if the Company terminates the executive’s employment without cause or if the executive terminates her employment with the Company for good reason in accordance with the terms of the severance agreement, subject to her execution of a release of claims, the executive will be entitled to severance equal to: (i) continued payment of the executive’s base salary for a 12-month period; (ii) reimbursement for the employer portion of the premium costs of the executive’s COBRA continuation coverage, until the earlier of (x) the end of the 12-month period following such qualifying termination, and (y) the date the executive becomes eligible for coverage under another group health plan; and (iii) if such qualifying termination occurs within six months of a change in control, a prorated annual bonus for the year in which such termination occurs.
Each of Drs. Cammarata and Duffy also entered into an Employee Noncompetition, Nondisclosure and Developments Agreement pursuant to which the executive is subject to customary confidentiality restrictions that apply during the executive’s employment and indefinitely thereafter, an invention assignment provision, and covenants not to compete or to solicit our employees or customers while employed with the Company and for 12 months following any termination of employment.
As previously disclosed on the Company’s Current Report on Form 8-K filed on February 25, 2019, Dr. Duffy, the Company’s former Executive Vice President and Chief Scientific Officer, terminated her employment with the Company, effective March 15, 2019 (the “Separation Date”). On April 9, 2019, in connection with her separation, Dr. Duffy delivered to the Company an executed separation and release agreement (the “Separation Agreement”), pursuant to which Dr. Duffy is entitled to (i) continued payment of her base salary for a twelve-month period following the Separation Date, (ii) subject to her election of COBRA continuation coverage, reimbursement for the full cost of such COBRA continuation coverage, until the earlier of (x) the end of the twelve-month period following the Separation Date, and (y) the date she becomes eligible for coverage under another group health plan, and (iii) a one-time cash payment of $5,000. Consistent with the benefit provided to the other executive officers, notwithstanding the terms of her separation agreement, we have agreed to an extension of the period during which Dr. Duffy may exercise her vested options from 90 days to 6 months following the Separation Date.
Daniel Wechsler. In connection with Mr. Wechsler’s separation from the Company on October 18, 2018, the Company agreed to pay Mr. Wechsler the severance under his employment agreement applicable to terminations without cause. In accordance with the terms of his employment agreement, subject to Mr. Wechsler’s execution of a release of claims, the Company agreed to provide Mr. Wechsler with the following severance: (i) an amount equal to one and one-half times his annual base salary and target annual bonus, payable in equal installments over 18 months in accordance with the Company’s payroll practices; (ii) a prorated annual bonus for 2018, based on actual performance; and (iii) reimbursement for the employer portion of the premium costs of his COBRA continuation coverage until the earlier of (x) the end of the 18-month period following such qualifying termination, and (y) the date Mr. Wechsler becomes eligible for coverage under another group health plan.
In addition to his severance benefits, twenty-five percent, or 45,915, of the restricted stock units granted to Mr. Wechsler on November 3, 2017, remained outstanding following the date of termination and vested on December 31, 2018. In connection with his severance benefits, Mr. Wechsler entered into a release and reaffirmed his obligations under his Employee Noncompetition, Nondisclosure and Developments Agreement pursuant to which he is subject to customary confidentiality restrictions that apply indefinitely, and covenants not to compete or to solicit our employees or customers for 18 months following his termination of employment.
DIRECTOR COMPENSATION
Director Compensation in Fiscal Year 2018
The following table shows the compensation earned by each non-employee director of Melinta for the year ended December 31, 2018.

Name	Fees paid in cash ($)(1)	Stock awards (2)($)	Option awards (2)(3)($)	All other compensation ($)	Total ($)
Kevin T. Ferro	68,274	—	184,326	—	252,600
Cecilia Gonzalo	51,750	—	184,326	—	236,076
Bruce L. Downey(3)	—	—	38,277	—	38,277
James J. Galeota, Jr.	51,318	—	184,326	—	235,644
David Gill	78,421	—	184,326	—	262,747
John H. Johnson	56,440	—	184,326	—	240,766
Thomas Koestler, Ph.D.	57,690	—	184,326	—	242,016
Garheng Kong, M.D., Ph.D.(4)	51,889	—	184,326	—	236,215
David Zaccardelli, Pharm.D.	48,016	—	184,326	—	232,342

(1)
The reported amounts represent fees paid under our non-employee director compensation program between January 1, 2018, and December 31, 2018. Fees earned by each non-employee member of our board of directors were pro-rated for any partial period of service. Concurrent with his appointment as interim Chief Executive Officer, Mr. Johnson ceased to be a member of the Compensation Committee, but continued to serve on the board of directors without additional cash compensation. Ms. Gonzalo’s service on our board of directors ended on October 31, 2018 when she resigned from her position.

(2)
The reported amounts represent the aggregate grant date fair value of the stock awards and stock option awards granted to non-employee directors during our fiscal year ended December 31, 2018, calculated in accordance with FASB ASC Topic 718. See note 8 to our consolidated financial statements for the fiscal year ended December 31, 2018, for a discussion of the assumptions used to calculate these values.

(3)	The Company appointed Mr. Downey to the board on October 31, 2018.

(4)
On April 29, 2019, Dr. Kong informed the Company of his decision to resign from the board of directors of the Company as of June 11, 2019.  Dr. Kong’s resignation was to pursue other professional endeavors and not the result of any disagreement with the operations, policies, or practices of the Company.

(5)	The non-employee members of our board of directors held the following aggregate number of unexercised stock options as of December 31, 2018:

Name	Aggregate number of options outstanding as of December 31, 2018
Kevin T. Ferro	6,820
Cecilia Gonzalo	910
Bruce L. Downey	5,000
James J. Galeota, Jr.	6,820
David Gill	10,820
John H. Johnson(1)	41,571
Thomas Koestler, Ph.D.	10,795
Garheng Kong, M.D., Ph.D.	12,291
David Zaccardelli, Pharm.D.	13,819
Each non-employee director receives the following compensation for service on our board of directors:

•	An annual cash retainer for all members of our board of directors equal to $45,000;

•	An additional annual cash retainer for the chair of the board equal to $25,000;

•	An additional annual cash retainer for the chair of each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee equal to $20,000, $14,000, and $10,000, respectively;

•
An additional retainer for members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee (other than the chair of each such committee) equal to $10,000, $7,000, and $5,000, respectively; and

•
An initial grant of 5,000 stock options when first appointed to our board of directors that vests over a period of three years and thereafter annual grants to be determined by the full board on an annual basis.

STOCKHOLDER COMMUNICATIONS
Stockholders may send any communications regarding Melinta business to Melinta’s board of directors in care of Melinta’s Corporate Secretary at Melinta’s offices located at 44 Whippany road, Morristown, NJ 07963. Melinta’s Corporate Secretary will forward all such communications to the addressee.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT OF MELINTA
Principal Shareholders
The table below sets forth information as of April 18, 2019, regarding the beneficial ownership of our common stock by:
•Each person known by us to beneficially own more than 5% of our outstanding common stock
•Each of our directors
•Each of our NEOs; and
•All of our directors and executive officers as a group

Name of Beneficial Owner	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned
5% and Greater Stockholders
Vatera Capital Management LLC(1)	12,696,590	60.0%
Executive Officers and Directors
Sue Cammarata, M.D.(2)	13,984	*
Bruce L. Downey(3)	—	*
Erin Duffy, Ph.D.	800	*
Kevin T. Ferro(1)(4)	12,700,215	60.0%
James J. Galeota, Jr.(4)	3,625	*
David Gill(5)	8,825	*
John H. Johnson(6)	26,276	*
Thomas P. Koestler, Ph.D.(1)(3)	7,190	*
Garheng Kong, M.D., Ph.D.(7)	9,209	*
Daniel Wechsler	—
David Zaccardelli, Pharm.D.(8)	19,924	*
All directors and current executive officers as a group (11 persons)	12,790,048	60.3%

*	Indicates beneficial ownership of less than 1%.

(1)
VHP directly holds, and has voting and dispositive power over, 12,576,446 shares. VHPM Holdings LLC ("VHPM") directly holds, and has voting and dispositive power over, 120,144 shares. Vatera Capital Management LLC ("VCM"), as the manager of VHP and VHPM, has voting and dispositive power over all of the shares. Total includes 9,375,000 shares of common stock underlying the Vatera Convertible Loans acquired directly by VHP pursuant to the Vatera Loan Agreement (assuming that such loans are converted into shares of Melinta preferred stock and then into Melinta common stock as of date of the Vatera Loan Agreement using the Conversion Amount, at a Common Stock Conversion Rate of 125 (equivalent to a Conversion Price of $8.00)). The address for VCM is 400 Royal Palm Way, Suite 212, Palm Beach, FL 33480. Kevin Ferro presently serves on the Company’s board of directors and is Chairman of the board. Mr. Ferro is the Chief Executive Officer and managing member of VCM, the manager of VHP and VHPM, and, by virtue of that position, may be deemed to have beneficial ownership of the shares held by VHP and VHPM. Other than for purposes of Rule 13d-3 of the Exchange Act, Mr. Ferro disclaims beneficial ownership of the shares held by VHP and VHPM except to the extent of his pecuniary interest therein. Dr. Koestler is a consultant to VHP.

(2)	Consists of 800 shares owned by Dr. Cammarata and 13,184 shares issuable upon the exercise of options exercisable within 60 days of April 18, 2019.

(3)	Consists of shares issuable upon the exercise of options exercisable within 60 days of April 18, 2019.

(4)	Includes 3,625 shares issuable upon the exercise of stock options exercisable within 60 days of April 18, 2019.

(5)	Consists of 1,200 shares owned by Mr. Gill and 7,625 shares issuable upon the exercise of options exercisable within 60 days of April 18, 2019.

(6)	Consists of 400 shares owned by Mr. Johnson and 25,876 shares issuable upon the exercise of options exercisable within 60 days of April 18, 2019.

(7)	Consists of 113 shares owned by Dr. Kong and 9,096 shares issuable upon the exercise of options exercisable within 60 days of April 18, 2019.

(8)	Consists of 9,300 shares owned by Dr. Zaccardelli and 10,624 shares issuable upon the exercise of options exercisable within 60 days of April 18, 2019.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act, our directors and executive officers and certain persons holding more than 10% of our outstanding common shares are required to report their initial ownership of common shares and any subsequent changes in that ownership to the SEC. Specific filing dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any failure by such persons to file these reports in a timely manner during 2018. Based upon our review of copies of Forms 3, 4 and 5 furnished to us and the written representations we received from each of our directors and executive officers that no Forms 5 were required, we believe that all Section 16(a) reports were filed timely in 2018.
WHERE YOU CAN FIND MORE INFORMATION
Melinta files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information Melinta files at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review Melinta’s electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov or on Melinta’s website at http://www.melinta.com. Information included on Melinta’s website is not a part of this proxy statement.
You should rely only on the information contained in this proxy statement or on information to which Melinta has referred you. Melinta has not authorized anyone else to provide you with any information.

HOUSEHOLDING
Melinta has adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the proxy statement and accompanying materials, unless Melinta is notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce Melinta’s printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold Melinta stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Computershare Investor Services by mail at P.O. Box 505008, Louisville, Kentucky 40233-9814.
If you participate in householding and wish to receive a separate copy of the proxy statement and accompanying materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company N.A., as indicated above.
If you are a beneficial owner, you can request information about householding from the organization that holds your shares.
FUTURE STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at Melinta’s annual meeting of stockholders to be held in 2020 must be received by Melinta no later than December 28, 2019, which is the date that is 120 calendar days before the first anniversary of the date that this proxy statement was mailed to stockholders in connection with the previous year’s annual meeting, in order to be included in Melinta’s proxy statement and form of proxy relating to that meeting, unless the date of the 2020 annual meeting of stockholders is changed by more than 30 days from the anniversary of the 2019 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before Melinta begins to print and send Melinta’s proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Under Melinta’s bylaws, stockholder proposals to be considered at Melinta’s next annual meeting must be received by Melinta not later than 60 days prior to that meeting. All submissions must comply with all of the requirements of Melinta’s bylaws and Rule 14a-8 of the Exchange Act. Proposals should be mailed to Corporate Secretary, Melinta Therapeutics, Inc., 44 Whippany Road, Morristown, NJ, 07963.
Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which Melinta does not have notice prior to March 12, 2020, which is 45 days prior to the first anniversary of the mailing date of this proxy statement, unless the date of the 2020 annual meeting of stockholders is changed by more than 30 days from the anniversary of the 2019 Annual Meeting, in which case the deadline will be a reasonable time before Melinta begins to print and send the proxy materials.
DIRECTIONS TO 2019 ANNUAL MEETING AT WESTIN GOVERNOR MORRIS
Driving directions
Southbound from I-287. Take exit 36B for W/Lafayette Avenue. Take a slight left onto Ridgedale Avenue. Turn left onto Morris Street, which becomes Whippany Road. The Westin Governor Morris is on your left--follows signs to the front entrance.
Northbound from I-287. Take exit 36A for Morris Avenue. Turn right onto Morris Street, which becomes Whippany Road. The Westin Governor Morris is on your left--follows signs to the front entrance.